As filed with the Securities and Exchange Commission on September 30, 2015
Registration No. 333-_______
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UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
_____________________________________

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

BOVIE MEDICAL CORPORATION
(exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of Incorporation or Organization)	11-2644611 (I.R.S. Employer Identification Number)

4 Manhattanville Road, Suite 106
Purchase, New York 10577
(Address of Principal Executive Offices including Zip Code)

Bovie Medical Corporation 2015 Share Incentive Plan
(Full title of the plan)

Robert L. Gershon
Chief Executive Officer
Bovie Medical Corporation
4 Manhattanville Road, Suite 106
Purchase, New York 10577
(914) 468-4009
(Name and address, including zip code, and telephone
number, including area code, of agent for service)

Copy to:
Adam P. Silvers, Esq.
Ron Ben-Bassat, Esq.
Ruskin Moscou Faltischek, P.C.
1425 RXR Plaza, East Tower, 15th Floor
Uniondale, New York 11556
(516) 663-6600
(516) 663-6643 (facsimile)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐                                                                                             Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)                       Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, Par Value $0.001 per share	2,000,000	$2.15	$ 4,300,000	$499.66

(1)
Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers any shares of Bovie Medical Corporation’s (the “Registrant”) common stock that become issuable under the Bovie Medical Corporation 2015 Share Incentive Plan by reason of any stock split, recapitalization, stock dividend or other similar transaction effected without receipt of consideration or other similar transaction effected without receipt of consideration that increases the number of the Registrant’s outstanding shares of common stock.

(2)
Estimated solely for the purposes of calculating the registration fee pursuant to Rule 457(c) and Rule 457(h)(l) under the Securities Act of 1933, as amended, and based on the average of the high and low sales prices of the Registrant’s common stock reported on the NYSE MKT Market on September 24, 2015.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information specified in this Part I will be sent or given to employees participating in the Bovie Medical Corporation 2015 Share Incentive Plan (the “2015 Plan”), as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the “Securities Act”).  In accordance with the instructions to Part I of Form S-8, such documents will not be filed with the Securities Exchange Commission (the “Commission”).  These documents and the documents incorporated by reference pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents By Reference

The following documents previously filed with the Commission by Bovie Medical Corporation (“we,” “us,” “our” or “Bovie”) are hereby incorporated by reference in this Registration Statement:

(a)	The Company’s Annual Report on Form 10-K for the year ended December 31, 2014 filed with the Commission on February 27, 2015;

(b)	The Company’s Quarterly Reports on Form 10-Q for its fiscal quarters ended March 31, 2015 and June 30, 2015, filed with the Commission on May 8, 2015 and August 7, 2015, respectively;

(c)
The Company’s Current Reports on Form 8-K, filed with the Commission on March 2, 2015, March 11, 2015, March 12, 2015, March 17, 2015, March 31, 2015, May 8, 2015, June 15, 2015, July 17, 2015, August 6, 2015 and August 12, 2015; and

(d)	The description of the Company’s Common Stock contained in its Registration Statement on Form S-3 filed with the SEC on April 15, 2015.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the effective date hereof and prior to the filing of a post-effective amendment hereto that indicates that all securities offered hereby have been sold or that deregisters all such securities then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents. Any statement contained herein or in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this Registration Statement, except as so modified or superseded.

Item 4.	Description of Securities

Not Applicable.

Item 5.	Interests of Named Experts and Counsel

      Not Applicable.

Item 6.	Indemnification of Directors and Officers

As permitted by Section 102(b)(7) of the Delaware General Corporation Law (the “DGCL”), the Registrant’s Certificate of Incorporation (the “Certificate”) provides that a director of the Registrant shall not be personally liable for monetary damages for breach of fiduciary duty as a director, except to the extent such elimination or limitation of liability thereof is not permitted by the DGCL (i.e., liability (i) for any breach of the director’s duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or acts or omissions that involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL or (iv) for any transaction from which the director derived any improper personal benefit).

The Certificate generally provides for the maximum indemnification of the corporation’s officers and directors as permitted by the DGCL.  Section 14(a) of the DGCL empowers a corporation to indemnify any person who was or is a party or who is threatened to be made a party to any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except in the case of an action by or in the right of the corporation, by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise. Depending on the character of the proceeding, a corporation may indemnify against expenses (including attorney’s fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding if the person indemnified acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceedings, had no reasonable cause to, believe his or her conduct was unlawful.

Under Section 145(b) of the DGCL, the corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise, against expenses, including amounts paid in settlement and attorney’s fees actually and reasonably incurred by him or her in connection with the defense or settlement of the action or suit if he or she acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

Under Section 145(c) of the DGCL, to the extent that a director, officer, employee or agent of the corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to above, or in defense of any claim, issue or matter therein, he or she must be indemnified by the corporation against expenses, including attorney's fees, actually and reasonably incurred by him in connection with the defense. Under Section 145(d) of the DGCL, any indemnification under this section, unless ordered by a court or advanced pursuant to this section, must be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made: (a) by the stockholders; (b) by the board of directors by majority vote, of a quorum consisting of directors who were not parties to the action, suit or proceeding; (C) if a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion; or (d) if a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

Under Section 145(e) of the DGCL, the certificate of incorporation, the bylaws or an agreement made by the corporation may provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he or she is not entitled to be indemnified by the corporation. The provisions of this section do not affect any rights to advancement of expenses to which corporate personnel other than directors or officers may be entitled under any contract or otherwise by law.

Under Sections 145(f) and (h) of the DGCL, the indemnification and advancement of expenses authorized in or ordered by a court pursuant to this section: (a) does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his or her official capacity or an action in another capacity while holding his or her office, except that indemnification, unless ordered by a court pursuant to this section or for the advancement of any director or officer if a final adjudication establishes that his or her acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action; and (b) continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person.

Item 7.	Exemption from Registration Claimed

Not Applicable.

Item 8.	Exhibits

4.1       Bovie Medical Corporation 2015 Share Incentive Plan*

5.1	Opinion of Ruskin Moscou Faltischek, P.C.

23.1	Consent of Frazier & Deeter, LLC.

23.2	Consent of Kingery & Crouse, P.A.

23.3	Consent of Ruskin Moscou Faltischek, P.C. (contained in Exhibit 5.1 hereof)

24.1     Power of Attorney (Reference is made to the Signature Page of this Registration Statement)

*           Incorporated by reference from the Registrant’s definitive proxy statement on Schedule 14A filed with the Commission May 29, 2015.

Item 9.	Undertakings

              (a)    The undersigned Registrant hereby undertakes:

(1)           To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

(2)           That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)           The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)           Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification is against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Purchase, New York on the 30th day of September, 2015.

BOVIE MEDICAL CORPORATION

By: /s/ Robert L. Gershon
Robert L. Gershon
Chief Executive Officer
(Principal Executive Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS:

That each of the undersigned officers and directors of Bovie Medical Corporation, a Delaware corporation, does hereby constitute and appoint Robert L. Gershon and Jay D. Ewers, and each of them, his lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms that all said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof.  This
Power of Attorney may be signed in several counterparts.

IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

In accordance with the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed on its behalf by the undersigned, thereunto duly authorized, in Purchase, New York on the 30th day of September, 2015.

Name	Title	Date

Principal Executive Officer:

/s/ ROBERT L. GERSHON Robert L. Gershon	Chief Executive Officer and Director	September 30, 2015

Principal Financial and Accounting Officer:

/s/ JAY D. EWERS Jay D. Ewers	Chief Financial Officer, Treasurer, and Secretary	September 30, 2015

Directors:

/s/ ANDREW MAKRIDES Andrew Makrides	Chairman of the Board of Directors	September 30, 2015

/s/ J. ROBERT SARON J. Robert Saron	President, Chief Sales and Marketing Officer and Director	September 30, 2015

/s/ JOHN C. ANDRES John C. Andres	Director	September 30, 2015

/s/ LAWRENCE J. WALDMAN Lawrence J. Waldman	Director	September 30, 2015

/s/ MICHAEL GERAGHTY	Director	September 30, 2015
Michael Geraghty

/s/ CHARLES ORSATTI Charles Orsatti	Director	September 30, 2015